Exhibit 99.1

PRESS RELEASE
Ormat Technologies Contact:	Investor Relations Agency Contact:
Smadar Lavi	Rob Fink/Brett Maas
Investor Relations	Hayden - IR
775-356-9029 (ext. 65726)	646-415-8972/646-536-7331
slavi@ormat.com	rob@haydenir.com / brett@haydenir.com

Ormat Technologies Reports Another Year with Record Revenue of $663.0 Million up 11.4% over Prior Year

Continuing Improvements Drive Strong Fourth Quarter and Full-Year 2016 Financial Results with Gross Profit Increasing by 24% over Prior Year.

RENO, Nev. February 28, 2017 - Ormat Technologies, Inc. (NYSE: ORA) today announced financial results for the fourth quarter and full year ended December 31, 2016.

Financial Summary:

($ millions, except per share amounts)	4Q 2016	4Q 2015	Change	2016	2015	Change
Revenues
Electricity	114.6	97.8	17.2%	436.3	375.9	16.1%
Product	51.9	73.3	(29.2% )	226.3	218.7	3.5%
Total revenues	166.5	171.1	(2.7% )	662.6	594.6	11.4%
Gross profit	66.6	64.1	3.9%	270.8	218.3	24.1%
Operating income	51.2	49.1	4.4%	201.9	164.1	23.1%
Net income attributable to the Company’s stockholders	28.2	23.0	22.6%	93.9	119.6	(21.5% )
EPS	$0.56	$0.46	21.8%	$1.87	$2.43	(23.0% )

Adjusted Operating income(1)	51.2	49.1	4.4%	212.9	164.1	29.7%
Adjusted Net income attributable to the Company’s stockholders (2)	28.2	23.0	22.6%	109.9	70.9	55.1%
Adjusted EPS(2)	$0.56	$0.46	21.8%	$2.19	$1.44	52.1%
Adjusted EBITDA	76.9	79.1	(2.7% )	323.8	291.3	11.2%

Financial highlights for the full year:

●	Total revenues of $662.6 million in 2016, an increase of 11.4% from 2015;

●	Electricity segment revenues increased 16.1% to $436.3 million in 2016 from $375.9 million in 2015;

●	Product segment revenues reached record levels of $226.3 million from $218.7 million in 2015 representing a 3.5% increase;

●	Electricity generation increased 11.6%, compared to the full year 2015, from 4.8 million MWh to 5.4 million MWh;

1  Annual adjusted operating income excludes $11 million of one-time settlement expenses recorded in the third quarter of 2016.

2  Adjusted EPS excludes $11 million of one-time settlement expenses and $5 million one-time prepayment fees, both recorded in the third quarter of 2016 and $48.7 million tax benefits and related expenses recorded in the third quarter 2015.

●	Gross margin increased to 40.9% in 2016 compared to 36.7% for 2015;

●	Operating income increased 23.1% to $201.9 million compared to $164.1 million in the full year of 2015; exclusive of one-time settlement expenses, operating income grew 29.7%;

●	Adjusted EBITDA grew 11.2% to $323.8 million in 2016;

●

Net income attributable to the company's shareholders was $93.9 million or $1.87 per diluted share in 2016, compared to $119.6 million or $2.43 per diluted share in 2015. Adjusted Net income’[3] attributable to the company's shareholders was $109.9 million or $2.19 per diluted share in 2016 compared to $70.9 million or $1.44 per diluted share in 2015; an increase of 55.1% and 52.1%, respectively;

●	Declared a quarterly dividend of $0.17 per share for the fourth quarter of 2016.

●	Product segment backlog increased to $251.0 million.

Operational and business developments for the full year 2016 and subsequent to year end:

●	Started construction to expand Olkaria III complex in Kenya by additional 10 MW and increase the complex capacity to 150 MW during 2018;

●	Signed an agreement to acquire the business and assets of Viridity Energy, Inc. and enter the growing energy storage and demand response markets;

●

Entered into a partnership transaction with a financial investor to efficiently monetize the federal tax incentives relating to five geothermal power plants located in eastern Nevada for an initial purchase price of $62.1 million and additional future installments totaling up to $21.0 million through 2022;

●

Closed $50.0 million loan facility agreement with Deutsche Investitions-und Entwicklungsgesellschaft Mbh (DEG) to finance our investment in the 29MW plant 4 in the Olkaria III complex, which commenced operation in February 2016;

●

Signed a $36 million engineering, procurement and construction (EPC) contract with Cyrq Energy, Inc. to provide one ORMAT® Energy Converter (OEC) at Cyrq's Soda Lake geothermal power project in northern Nevada;

●	Closed private placement of $92.5 million senior secured notes to refinance the Don A. Campbell Phase I geothermal power project;

●

Signed 25-year Power Purchase Agreement with Southern California Public Power Authority (SCPPA) to deliver electricity from the company's Ormesa geothermal complex in Imperial Valley, Calif. beginning November 30, 2017;

●	Closed follow-on sale of 36.75% equity interest to Northleaf for $44.2 million to monetize the second phase of the Don A. Campbell geothermal power plant;

●	Raised $204 million of senior unsecured bonds at an average cost of 4.2%; Proceeds, together with other corporate funds, refinanced $250 million of high cost debt;

●	Closed the acquisition of the Bouillante Geothermal Power Plant on the Island of Guadeloupe;

●	Secured $36.0 million Supply & EPC Contracts for a geothermal power plant in New Zealand; and

●	Signed an agreement to jointly build, own, and operate the Rabbit Hill Energy Storage Project located in Georgetown, Texas which moves the company, for the first time, into the energy storage arena.

3  Adjusted net income attributable to the company's stockholders excludes $11 million of one-time settlement expenses and $5 million one-time prepayment fees, both recorded in the third quarter of 2016 and $48.7 million tax benefits and related expenses recorded in the third quarter 2015.

“This was a strong ending to an excellent year for Ormat, as we delivered another year of record revenue and adjusted EBITDA with double-digit growth and strong execution on all our key metrics,” commented Isaac Angel, Chief Executive Officer. “The new capacity from the fourth plant at our Olkaria III complex and the contribution of the Bouillante geothermal power plant we acquired in 2016, together with the strong performance of the McGinness Hills and Don A. Campbell complexes which came on line during 2015, increased our electricity segment full year revenues and significantly improved our gross profits. The strength of our electricity and our products segment outperformed our estimates. Our efforts to reduce costs and shorten the delivery lead time enabled us to reap the benefits also in the Products segment where we successfully secured new contracts that supported record revenues in 2016 and robust backlog for 2017. During the fourth quarter we finalized several transactions and raised approximately $200 million net that will reduce our overall cost of debt, strengthen our balance sheet and improve our cash position to facilitate our growth plans.”

Mr. Angel continued, “We are particularly excited about the pending acquisition of the business and assets of Viridity Energy, Inc. (VEI), a privately held company with nearly a decade of expertise and leadership in demand response, energy management and storage. This acquisition is scheduled to close shortly, and we intend to leverage Viridity to accelerate long term growth while expanding into new geographies and targeting a broader potential customer base. This acquisition marks one of many achievements we have accomplished as we execute our strategic plan designed to position us as a leading renewable energy provider.”

Guidance

Mr. Angel added, “We expect full-year 2017 total revenues between $680.0 million and $700.0 million with electricity segment revenues between $460.0 million and $470.0 million and product segment revenues between $220.0 million and $230.0 million. We expect 2017 Adjusted EBITDA between $340 million and $350 million for the full year. We expect annual Adjusted EBITDA attributable to minority interest to be approximately $23.0 million.”

Dividend

On February 28, 2017, ORMAT’s Board of Directors approved a payment of a quarterly dividend of $0.17 per share pursuant to the company’s dividend policy. The dividend will be paid on March 29, 2017 to shareholders of record as of the close of business on March 15, 2017. In addition, the company expects to pay quarterly dividends of $0.08 per share in the next three quarters.

Conference Call Details

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release at 10 a.m. ET on Wednesday, March 1, 2017. The call will be available as a live, listen-only webcast at investor.ormat.com. During the webcast, management will refer to slides that will be posted on the website. The slides and accompanying webcast can be accessed through the Events & Presentations in the Investor Relations section of Ormat’s website.

An archive of the webcast will be available approximately 30 minutes after the conclusion of the live call.

Please ask to be joined into the Ormat Technologies, Inc. call.

Participant telephone numbers
Participant dial in (toll free):	1-877-511-6790
Participant international dial in:	1-412-902-4141
Canada Toll Free	1-855-669-9657

Conference replay
US Toll Free:	1-877-344-7529
Canada:	1-855-669-9658
International Toll:	1-412-317-0088
Replay Access Code:	10100684

About Ormat Technologies

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (REG), with the objective of becoming a leading global provider of renewable energy. The company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. With 73 U.S. patents, Ormat’s power solutions have been refined and perfected under the most grueling environmental conditions. Ormat has 474 employees in the United States and over 700 overseas. Ormat’s flexible, modular solutions for geothermal power and REG are ideal for the vast range of resource characteristics. The company has engineered, manufactured and constructed power plants, which it currently owns or has installed to utilities and developers worldwide, totaling 2,200 MW of gross capacity. Ormat’s current 713 MW generating portfolio is spread globally in the U.S., Kenya, Guatemala, and Guadeloupe.

Ormat’s Safe Harbor Statement

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat Technologies, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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F-1

Ormat Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Twelve Month Periods Ended December 31, 2016 and 2015

(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015
	(In thousands, except per share data)		(In thousands, except per share data)
Revenues:
Electricity	$114,628	$97,796	$436,292	$375,920
Product	51,891	73,278	226,299	218,724
Total revenues	166,519	171,074	662,591	594,644
Cost of revenues:
Electricity	69,163	63,008	261,573	242,612
Product	30,719	43,927	130,223	133,753
Total cost of revenues	99,882	106,935	391,796	376,365
Gross profit	66,637	64,139	270,795	218,279
Operating expenses:
Research and development expenses	732	668	2,762	1,780
Selling and marketing expenses	4,288	3,978	16,424	16,077
General and administrative expenses	10,085	9,185	46,710	34,782
Write-off of unsuccessful exploration activities	303	1,220	3,017	1,579
Operating income	51,229	49,088	201,882	164,061
Other income (expense):
Interest income	140	191	971	297
Interest expense, net	(15,828)	(18,142)	(67,389)	(72,577)
Derivatives and foreign currency transaction gains (losses)	(2,942)	(981)	(5,534)	(1,622)
Income attributable to sale of tax benefits	4,123	6,514	16,503	25,431
Other non-operating expense, net	(39)	(468)	(5,345)	(1,991)
Income before income taxes and equity in losses of investees	36,683	36,202	141,088	113,599
Income tax provision (benefit)	(2,450)	(11,438)	(31,837)	15,258
Equity in losses of investees, net	(3,001)	(616)	(7,735)	(5,508)

Net income	31,232	24,148	101,516	123,349
Net income attributable to noncontrolling interest	(3,002)	(1,160)	(7,586)	(3,776)
Net income attributable to the Company's stockholders	$28,230	$22,988	$93,930	$119,573

Earnings per share attributable to the Company's stockholders - Basic and diluted:
Basic:
Net Income	$0.57	$0.47	$1.90	$2.46

Diluted:
Net Income	$0.56	$0.46	$1.87	$2.43

Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	49,647	49,074	49,469	48,562
Diluted	50,293	49,668	50,140	49,187

Ormat Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2016 and 2015

(Unaudited)

	December 31,	December 31,
	2016	2015

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$230,214	$185,919
Restricted cash, cash equivalents and marketable securities	34,262	49,503
Receivables:
Trade	80,807	55,301
Other	17,482	7,885
Inventories	12,000	18,074
Costs and estimated earnings in excess of billings on uncompleted contracts	52,198	25,120
Prepaid expenses and other	45,867	33,334
Total current assets	472,830	375,136
Deposits and other	18,553	17,968
Deferred charges	43,773	42,811
Property, plant and equipment, net	1,556,378	1,559,335
Construction-in-process	306,709	248,835
Deferred financing and lease costs, net	3,923	4,022
Intangible assets, net	52,753	25,875
Goodwill	6,650	—
Total assets	$2,461,569	$2,273,982
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$91,650	$91,955
Billings in excess of costs and estimated earnings on uncompleted contracts	31,630	33,892
Current portion of long-term debt:
Limited and non-recourse:
Senior secured notes	32,234	29,930
Other loans	21,495	21,495
Full recourse	12,242	11,229
Total current liabilities	189,251	188,501
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	350,388	294,476
Other loans	261,845	275,888
Full recourse:
Senior unsecured bonds	203,577	249,698
Other loans	57,063	18,687
Accumulated losses of unconsolidated company in excess of investment	11,081	8,100
Liability associated with sale of tax benefits	54,662	11,665
Deferred lease income	54,561	58,099
Deferred income taxes	35,382	32,654
Liability for unrecognized tax benefits	5,738	10,385
Liabilities for severance pay	18,600	19,323
Asset retirement obligation	23,348	20,856
Other long-term liabilities	21,294	1,776
Total liabilities	1,286,790	1,190,108

Reedemable non-controlling interest	4,772	—

Equity:
The Company's stockholders' equity:
Common stock	50	49
Additional paid-in capital	869,463	849,223
Retained earnings (accumulated deficit)	216,644	148,396
Accumulated other comprehensive income (loss)	(7,732)	(7,667)
	1,078,425	990,001
Noncontrolling interest	91,582	93,873
Total equity	1,170,007	1,083,874
Total liabilities and equity	$2,461,569	$2,273,982

Ormat Technologies, Inc. and Subsidiaries

Reconciliation of EBITDA, Adjusted EBITDA and Additional Cash Flows Information

For the Three and Twelve Month Periods Ended December 31, 2016 and 2015

(Unaudited)

We calculate EBITDA as net income before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for (i) termination fees, (ii) impairment of long-lived assets, (iii) write-off of unsuccessful exploration activities, (iv) any mark-to-market gains or losses from accounting for derivatives, (v) merger and acquisition transaction cost, (vi) stock-based compensation, (vii) gain or losses from extinguishment of debt, (viii) gain or losses on sale of subsidiary and property, plant and equipment and (ix) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with accounting principles generally accepted in the United States of America. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following tables reconcile net cash provided by (used in) operating activities and net income to EBITDA and Adjusted EBITDA for the three and twelve month periods ended December 31, 2016 and 2015.

	Three Months Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015

	(in thousands)		(in thousands)
Net cash provided by operating activities	$1,258	$67,060	$159,285	$190,025
Adjusted for:
Interest expense, net (excluding amortization of deferred financing costs)	13,284	16,231	60,553	63,802
Interest income	(140)	(191)	(971)	(297)
Income tax provision	2,450	11,438	31,837	(15,258)
Adjustments to reconcile net income or loss to net cash provided by operating activities (excluding depreciation and amortization)	58,386	(16,169)	48,208	40,530
EBITDA	$75,238	$78,369	$298,912	$278,802

Mark-to-market gains or losses from accounting for derivatives	(478)	(1,385)	319	1,409
Stock-based compensation	1,774	878	5,157	3,955
Gains or losses on sale of subsidiary and property, plant and equipment	—	—	(686)	—
Gains or losses from extinguishment of debt	—	—	5,780	1,710
Termination fees	—	—	—	—
Impairment of long-lived assets	—	—	—	—
Merger and acquisition transaction cost	100	—	335	3,800
Settlement expenses	—	—	11,000	—
Write-off of unsuccessful exploration activities	303	1,220	3,017	1,579
Adjusted EBITDA	$76,937	$79,082	$323,834	$291,255

Net cash used in investing activities	$(33,342)	$(14,433)	$(158,531)	$(90,971)
Net cash provided by (used in) financing activities	$172,232	$(38,249)	$43,541	$46,635

	Three Months Ended December 31		Twelve Months Ended December 31
	2016	2015	2016	2015

	(in thousands)		(in thousands)
Net income	$31,232	$24,148	$101,516	$123,349
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	15,688	17,951	66,418	72,280
Income tax provision	2,450	11,438	31,837	(15,258)
Depreciation and amortization	25,868	24,832	99,141	98,431
EBITDA	$75,238	$78,369	$298,912	$278,802

Mark-to-market gains or losses from accounting for derivatives	(478)	(1,385)	319	1,409
Stock-based compensation	1,774	878	5,157	3,955
Gains or losses on sale of subsidiary and property, plant and equipment	—	—	(686)	—
Gains or losses from extinguishment of debt	—	—	5,780	1,710
Termination fees	—	—	—	—
Impairment of long-lived assets	—	—	—	—
Merger and acquisition transaction cost	100	—	335	3,800
Settlement expenses	—	—	11,000	—
Write-off of unsuccessful exploration activities	303	1,220	3,017	1,579
Adjusted EBITDA	$76,937	$79,082	$323,834	$291,255

Ormat Technologies, Inc. and Subsidiaries

Reconciliation of EPS as adjusted

For Twelve Month Periods Ended December 31, 2016 and 2015

(Unaudited)

	Year Ended December 31
	2016	2015

	(in thousands)

Net income attributable to the Company's stockholders	$93,930	$119,573

One-time settlement expenses	11,000	—

One-time prepayment fees	5,000	—

One-time tax benefit	—	(48,700)
Adjusted net income attributable to the Company's stockholders	$109,930	$70,873

Weighted average number of shares diluted used in computation of earnings per share attributable to the Company's stockholders:	50,140	49,187

Adjusted earnings per share attributable to the Company's stockholders diluted:	2.19	1.44